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                                                                   EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 33-58733 of Metatec Corporation on Form S-1 of our report dated February 15, 1995, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 15, 1995 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Columbus, Ohio

May 17, 1995